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                                                                   EXHIBIT 10.36



                   [MURDOCK CAPITAL PARTNERS CORP. LETTERHEAD]


March 30th, 2000



          Mr. Michael J. Forster
          President and COO
          SmartSources.com
          2030 Marine Drive, Suite 100,
          North Vancouver, BC, Canada, V7P 1V7


          RE: CONTRACT FOR CORPORATE CONSULTING AND INVESTOR RELATIONS FOR
              SMARTSOURCES.COM

================================================================================


          SmartSources.com (SmartSources) hereby engages Murdock Capital Partners Corp. (Murdock Capital) and Murdock Capital hereby accepts such engagement to provide consulting services to SmartSources for the purpose of facilitating the communication of information about SmartSources and its business to investors and the public markets generally, subject to the terms and conditions set forth herein.

          Effective April 1st, 2000, Murdock Capital will serve as consultant to SmartSources for a period of 12 months, subject to the termination provisions set out herein. After a period of 12 months, this agreement shall be automatically extended on a monthly basis thereafter. Duties and activities will consist of the following as from time to time requested by SmartSources together with such activities as the parties mutually agree:

          1. Assisting SmartSources' corporate officers and advisors in the preparation and dissemination of press releases and announcements relating to newsworthy corporate developments.

          2. Serving as a designated liaison in the United States for receiving and responding appropriately to inquiries from retail shareholders, interested brokers, institutional investors, research analysts and the media for information about SmartSources, its business, and corporate developments.





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          Mr. Michael J. Forster
          President and COO
          SmartSources.com
          March 30th, 2000
          Page 2 of 4


          3. Assisting with meetings with institutional investors, analysts, and financial professionals.

          4. Assisting corporate officers when so called upon in preparing communications to stockholders including the annual and quarterly reports, and other correspondence.

          5. Arranging informational meetings between SmartSources' management and prominent money managers, research analysts, and other influential people in the investment community to increase and maintain interest in SmartSources.

          6. Assisting in the compilation of publicly available reports, news releases, and other information about SmartSources for distribution in response to inquiries from interested parties.

          7. If requested by SmartSources, Murdock Capital will publish a research report under Murdock Capital's aegis to be updated quarterly for a period of one year. SmartSources will pay an additional one-time fee of US$25,000 (Twenty five thousand dollars), half of which shall be paid on start of such original report and half upon publication of same.

          8. Providing corporate consulting services to SmartSources concerning the company's listing process in the US public markets including the review of all legal and financial registration documents.

          9. Assist SmartSources' management in providing merchant banking advice and services. Should Murdock Capital introduce or cause to be introduced any investor that participates in any financing of SmartSources, a 7.5 percent (seven and one half percent) finder's fee will be paid to Murdock Capital on the gross proceeds of funds invested and raised, excepting for a registered secondary.

          As the sole consideration for the consulting services provided by Murdock Capital, SmartSources will compensate Murdock Capital as follows:

          1. Subject to regulatory approval, SmartSources will pay Murdock Capital a fee of US$7,500 (Seven thousand five hundred dollars) per month during the term of this Agreement, payable on the first day of each calendar month beginning on April 1st, 2000.


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          Mr. Michael J. Forster
          President and COO
          SmartSources.com
          March 30th, 2000
          Page 3 of 4


          2. Murdock Capital shall be entitled to receive from SmartSources up to a maximum of 200,000 warrants (Two hundred thousand) warrants, each warrant of which shall give Murdock Capital the right to acquire one (1) common share of SmartSources' Common Stock until March 31, 2005 at a purchase price equal to the closing price on the date of the signing of this contract (the "Warrants"). The vesting of the Warrants shall vest in accordance with the following schedule:

                      a. 100,000 (One hundred thousand) warrants shall vest on
                         April 1, 2000

                      b. 17,000 (Seventeen thousand) warrants shall vest on the
                         first day of the month of October, 2000 and every month thereafter until the first day of the month of March 2001 at which time the final 15,000 (Fifteen thousand) warrants will vest.

          3. SmartSources will reimburse Murdock Capital for reasonable out-of-pocket expenditures incurred by Murdock Capital and approved by the COO or CFO of SmartSources, or other officer designated by them, including travel and entertainment and all expenses associated with the printing and distribution of any research report (e.g., stationery, printing and mailing costs). Travel costs as well as expenses in excess of $300 shall be approved in advance.

          4. The Warrants shall have "piggy back" (demand) registration rights and, in any case, 100,000 (One hundred thousand) of same shall be registered and filed no later than July 15, 2000, and 100,000 (One hundred Thousand) shall vest monthly and be registered "piggy back" or no later than April 15, 2001. Any Warrants that are issued and vested under this agreement will remain the property of Murdock Capital.

          This Agreement will be subject to the following terms and conditions:

          1. It is expressly understood that SmartSources may terminate this agreement immediately at any time with no further liability to Murdock Capital upon (i) representations or statements concerning SmartSources or its operations being made by Murdock Capital, its employees or agents to third parties which are not contained in or based on the written material provided by SmartSources to Murdock Capital, (ii) the gross negligence or willful misconduct of Murdock Capital, its employees or agents, or (iii) a failure by Murdock Capital, its employees or agents to comply with all applicable laws. Upon a termination for cause, any unvested options shall be immediately cancelled and SmartSources shall have no liability to Murdock Capital except for reimbursement of any approved expenses.


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         Mr. Michael J. Forster
         President and COO
         SmartSources.com
         March 30th, 2000
         Page 4 of 4

         2. Nothing in this Agreement shall create any partnership or joint venture between the parties hereto; it being understood and agreed that the parties are independent contractors and neither has the authority to bind the other in any way.

         3. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to conflict of laws. The parties hereto attorn to the non-exclusive jurisdiction of the courts of the State of New York.

         4. This Agreement contains the entire agreement between the parties and may not be altered or modified, except in writing and signed by the parties hereto, and supersedes any and all previous agreements between the parties.

         5. Murdock Capital acknowledges and agrees that specified segments of information received from SmartSources under this agreement are exclusive proprietary information and the same shall not be divulged, published or distributed in any manner or form to any third party without any express right or written consent of SmartSources and will be returned to SmartSources on request.

         6. SmartSource and Murdock Capital agree to comply with all United States federal and state securities and other laws applicable to the activities contemplated by this Agreement, including, among other things, provisions (i) requiring any person circulating reports or other information about a security for consideration to disclose its compensation arrangements, (ii) prohibiting untrue or misleading statements or omissions, and (iii) prohibiting trading in securities by persons in possession of material nonpublic information. The parties agree that Murdock Capital will be considered to have breached this covenant only if Murdock Capital's personnel have participated in the activities not in compliance with law.

         ACCEPTED BY:

         MURDOCK CAPITAL PARTNERS CORP.           SMARTSOURCES.COM

         NAME: Paul L. Stock                      NAME: Darryl Cardey
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         TITLE: Managing Director                 TITLE: Chief Financial Officer
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         SIGNATURE: /s/ PAUL L. STOCK             SIGNATURE: /s/ DARRYL CARDEY
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         DATE: March 30, 2000                     DATE: March 30, 2000
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